Exhibit 99.1

Press Release

Source:  Weststar Financial Services Corporation
Asheville, North Carolina
October 19, 2005

         WESTSTAR FINANCIAL SERVICES CORPORATION REPORTS RECORD EARNINGS

      Weststar Financial Services Corporation (OTC:BB "WFSC") reported consolidated net income of $387,432 for the three-month period ended September 30, 2005 compared to $163,539 for the comparable period in 2004--an increase of 137%. On a per share basis, earnings for the three-month periods of 2005 and 2004 were $.26 vs. $.11 per diluted share - an increase of 136%. The increase in earnings was primarily attributable to growth in net earning assets, and profits generated from Bank of Asheville Mortgage Company, LLC, which opened for business during January 2005.

      For the nine-month period ended September 30, 2005, Weststar Financial Services Corporation reported consolidated net income of $696,472 compared to $456,388 for the comparable period in 2004 - an increase of 53%. On a per share basis, earnings for the nine-month periods of 2005 and 2004 were $.47 vs. $.31 per diluted share - an increase of 52%. The increase in earnings was primarily attributable to growth in net earning assets.

      At September 30, 2005, consolidated assets totaled $137.0 million - a 7% increase over September 30, 2004. Asset growth was realized in loans, which increased 15%, and investments, which increased 21%, over September 30, 2004 to $94.4 million and $28.3 millions, respectively. At September 30, 2005, the Company's allowance for loans represented 1.80% of outstanding loans. Deposits reflected 5% growth to $117.5 million at September 30, 2005 compared to the previous year. Shareholders' equity increased 7% over September 30, 2004 to $10.4 million at September 30, 2005.

      Return on assets was 1.13% compared to .53%, and return on equity was 15.05% compared to 6.84% for the three-month periods ended September 30, 2005 and 2004, respectively. For the nine-month periods ended September 30, 2005 and 2004, respectively, return on assets was .71% compared to .53%, and return on equity was 9.33% compared to 6.47%.

      G. Gordon Greenwood, President and Chief Executive Officer, stated that the Company was pleased to report strong earnings and asset growth. "Our success is largely attributable to the overwhelming support we receive from the communities we serve in Asheville and Buncombe County. Our dedicated professionals at Bank of Asheville, Bank of Asheville Mortgage, White Oak Financial and Alta Vista Wealth Management are active community members and leaders, who are committed to assisting customers in meeting their financial goals, while providing unforgettable service. Customers have a choice, and we're thankful they choose Bank of Asheville for their financial needs," stated Greenwood.

      Weststar Financial Services Corporation is the parent company of The Bank of Asheville. Weststar Financial Services Corporation owns 100% interest in Weststar Financial Services Corporation I, a statutory trust, and 50% interest in Bank of Asheville Mortgage Company, LLC, a mortgage broker. The bank operates 4 full-service banking offices in Buncombe County, North Carolina - Downtown Asheville, Candler, Leicester and South Asheville. Bank of Asheville Mortgage Company, LLC operates three offices -- Downtown Asheville, South Asheville, and Hendersonville.

      This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the company's results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

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

For Further Information, please contact:  Randall C. Hall
                                          Executive Vice President and Secretary
                                          Chief Financial Officer
                                          Phone (828)232-2904; Fax (828)350-3904
                                          e-mail rhall@bankofasheville.com





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

             Weststar Financial Services Corporation and Subsidiary

                              Financial Highlights

                                                                        %
                                       9/30/2005         9/30/2004       Change

Assets                              $ 137,033,102     $ 127,878,681       7.16%

Deposits                            $ 117,523,416     $ 111,612,350       5.30%


Loans (Gross)                       $  94,351,450     $  82,041,295      15.00%

Allowance for Loan Losses           $  (1,696,361)    $  (1,517,760)     11.77%

Loans (Net)                         $  92,655,089     $  80,523,535      15.07%


Investments                         $  28,292,171     $  23,325,008      21.30%

Shareholders' Equity                $  10,355,353     $   9,675,225       7.03%


                                       Three Months Ended           %              Nine Months Ended           %
                                   9/30/2005       9/30/2004      Change     9/30/2005        9/30/2004      Change
Net interest income             $   1,346,268    $   1,136,017    18.51%   $   3,748,157    $   3,357,300    11.64%
Provision for loan losses              47,615          127,500   -62.65%         400,770          740,300   -45.86%
                                ------------------------------             ------------------------------
Net interest income after
 provision for loan losses          1,298,653        1,008,517    28.77%       3,347,387        2,617,000    27.91%
                                ------------------------------             ------------------------------
Other income                          416,530          393,734     5.79%       1,129,652        1,233,641    -8.43%
Other expenses                      1,099,186        1,129,902    -2.72%       3,373,057        3,116,138     8.24%
                                ------------------------------             ------------------------------
Income before taxes                   615,997          272,349   126.18%       1,103,982          734,503    50.30%
                                ------------------------------             ------------------------------
Income taxes                          228,565          108,810   110.06%         407,510          278,115    46.53%
                                ------------------------------             ------------------------------
Net income                      $     387,432    $     163,539   136.90%   $     696,472    $     456,388    52.61%
                                ==============================             ==============================

Earnings per share*:

  Basic                         $        0.28    $        0.12   133.33%   $        0.50    $        0.33    51.52%
                                ==============================             ==============================
  Diluted

                                $        0.26    $        0.11   136.36%   $        0.47    $        0.31    51.61%
                                ==============================             ==============================

Book value per share*                                                      $        7.40    $        6.91     7.09%
                                                                           ==============================

Average shares outstanding*:
  Basic                             1,400,266        1,399,266                 1,400,039        1,399,266
  Diluted                           1,488,369        1,466,239                 1,491,374        1,470,191

Number of shares outstanding*       1,400,266        1,399,266                 1,400,266        1,399,266

Ratios:
  Return on Assets                       1.13%            0.53%                     0.71%           0.53%
  Return on Equity                      15.05%            6.84%                     9.33%           6.47%
  Capital to Assets                      7.50%            7.81%                     7.57%           8.18%
  Loan Loss Allowance to
    Loans Outstanding                    1.80%            1.85%                     1.80%           1.85%

*The share and per share amounts have been adjusted to reflect 6 for 5 stock split effected in a form of a 20% stock dividend paid on 1/31/05.

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